EXHIBIT 5

                          PITNEY, HARDIN, KIPP & SZUCH
                                  P.O. BOX 1945
                        MORRISTOWN, NEW JERSEY 07962-1945


                                                        November 23, 1998
United National Bancorp
1130 Route 22 East
PO Box 6000
Bridgewater, New Jersey 08807

        Re:       Merger of United National Bancorp and Raritan Bancorp Inc.

                  We have acted as counsel to United National Bancorp ("United") in connection with its proposed issuance of common stock, $1.25 par value (the "Common Stock"), pursuant to the Amended and Restated Agreement and Plan of Merger among United, United National Bank, Raritan Bancorp Inc. and The Raritan Savings Bank dated as of September 12, 1998. The Common Stock is being registered pursuant to a Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission on the date hereof.

                  We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of United as currently in effect, relevant resolutions of the Board of Directors of United, and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth in this letter.

                  Based on the foregoing and assuming that the Registration Statement has been declared effective under the Securities Act of 1933, as amended, we are of the opinion that when issued as described in the Registration Statement, including the Prospectus relating to the Common Stock (the
"Prospectus"), the Common Stock will be legally issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Prospectus.


                                             Very truly yours,


                                             PITNEY, HARDIN, KIPP & SZUCH